Exhibit 99.1

Hudson Global Issues Business Update

OLD GREENWICH, CT, March 13, 2020 – Hudson Global, Inc. (the “Company”) (Nasdaq: HSON), announced today that it is closely monitoring the evolving situation surrounding COVID-19.

“Like many other companies doing business globally, we expect our business to be impacted by COVID-19. Our team is constantly assessing global developments, but the rapidly changing situation creates a lack of visibility currently and makes it difficult to evaluate the virus’s impact on our clients and our business with any certainty at this time. Hudson RPO’s China business, for example, experienced a significant decline in activity in February and early March but is beginning to recover as our clients and employees return to work. China represents less than 5% of our total revenue. Our management teams around the world are in continuous communication with our clients and employees, and we are ready to address this situation quickly as it evolves,” said Jeff Eberwein, Chief Executive Officer at Hudson Global.

He continued, “We are taking a balanced approach to this situation and our priority is the well-being and safety of our clients and employees in all our markets. We believe the long-term fundamentals of our business are strong, and we remain committed, as always, to maximizing shareholder value over the long term.”

Year-End 2019 Financial Position

As of December 31, 2019, the Company had $31.7 million in cash, including $0.5 million in restricted cash, up from $28.9 million in cash, including $0.5 million in restricted cash, as of September 30, 2019. The Company had no borrowings outstanding at year-end. The Company is currently completing its audit and Form 10-K and expects to file its 10-K and issue fourth quarter and full-year 2019 financial results on or before March 30, 2020. As always, the Company will conduct a conference call to discuss these results and the details for this call will be announced soon.

About Hudson RPO

Hudson Global, Inc. (NASDAQ: HSON) is a leading total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we design tailored solutions to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and always aim to exceed expectations.

For more information, please visit us at www.hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:

The Equity Group

Lena Cati

212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the Company’s ability to successfully achieve its strategic initiatives; risks related to the Company’s large cash balance relative to its market capitalization as a small public company; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to retain and recruit qualified management and/or advisors; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company’s operating results from quarter to quarter; the ability of clients to terminate their relationship with the Company at any time; competition in the Company’s markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company’s investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the ongoing COVID-19 outbreak; the Company’s dependence on key management personnel; the Company’s ability to attract and retain highly skilled professionals; the Company’s ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company’s stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.